CERTIFICATE OF MERGER
OF
HOMETOWN ACQUISITION I CORPORATION
WITH AND INTO
HOMETOWN AUTO RETAILERS, INC.
(Under Section 251 of the General
Corporation Law of the State of Delaware)

Hometown Auto Retailers, Inc., a Delaware corporation, hereby certifies that:

1. The name and state of incorporation of each of the constituent corporations are as follows:

(a) Hometown Acquisition I Corporation, a Delaware corporation; and

(b) Hometown Auto Retailers, Inc., a Delaware corporation.

2. The Agreement and Plan of Merger (the "Agreement and Plan of Merger"), dated as of November 22, 2006, among Hometown Acquisition I Corporation and Hometown Auto Retailers, Inc. has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 (and by written consent of the stockholders of each constituent corporation in accordance with Section 228) of the General Corporation Law of the State of Delaware.

3. The name of the surviving corporation is Hometown Auto Retailers, Inc. (the "Surviving Corporation").

4. The Certificate of Incorporation of Hometown Auto Retailers, Inc. as in effect immediately prior to the merger shall be the Certificate of Incorporation of the Surviving Corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at 1309 South Main Street, Waterbury, CT 06706.

6. A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Hometown Auto Retailers, Inc. has caused this certificate to be signed as of the 29th day of January, 2007.

HOMETOWN AUTO RETAILERS, INC.

By: /s/ Corey E. Shaker
Name: Corey E. Shaker
Title: President